                             TOWERSTREAM CORPORATION

                    UNAUDITED CONDENSED FINANCIAL STATEMENTS

                  For the Nine Months Ended September 30, 2006

                                                         TOWERSTREAM CORPORATION

                                                                        CONTENTS
--------------------------------------------------------------------------------

                                                                                     Page
                                                                                    ------

UNAUDITED CONDENSED FINANCIAL STATEMENTS

   Balance Sheet as of September 30, 2006                                                2
   Statements of Operations for the nine months ended September 30, 2006 and 2005        3
   Statement of Stockholders' Equity for the nine months ended September 30, 2006        4
   Statements of Cash Flows for the nine months ended September 30, 2006 and 2005        5

NOTES TO FINANCIAL STATEMENTS                                                       6 - 14

                                                                               1

                                                         TOWERSTREAM CORPORATION

                                               UNAUDITED CONDENSED BALANCE SHEET

                                                              September 30, 2006
--------------------------------------------------------------------------------

Assets
------
Current Assets
   Cash                                                                      $   405,640
   Accounts receivable, net of allowance for doubtful accounts of $114,271       172,643
   Prepaid expenses                                                               19,386
                                                                             -----------
      Total Current Assets                                                       597,669

Property and equipment, net                                                    3,578,282

Other assets and security deposits                                                64,185
                                                                             -----------
      TOTAL ASSETS                                                           $ 4,240,136
                                                                             ===========
Liabilities and Stockholders' Equity
------------------------------------
Current Liabilities
   Revolving note, stockholder                                               $   250,000
   Current maturities of long-term debt                                           11,784
   Current maturities of capital lease obligations                                31,407
   Current maturities of notes payable, stockholders                           1,471,352
   Accounts payable and accrued expenses                                         464,854
   Deferred compensation                                                         180,000
   Deferred revenues                                                             386,127
                                                                             -----------
      Total Current Liabilities                                                2,795,524

Other Liabilities
   Capital lease obligations, net of current maturities                           80,136
   Notes payable, stockholders, net of current maturities                        230,368
                                                                             -----------
      TOTAL LIABILITIES                                                        3,106,028
                                                                             -----------
Commitments
Stockholders' Equity
   Common stock, $0.001 par value; 30,000,000 shares authorized;
   21,336,977 issued                                                              21,337
   Additional paid-in capital                                                  8,786,139
   Accumulated deficit                                                        (7,638,368)
                                                                             -----------
                                                                               1,169,108
   Less treasury stock, at cost, 32,000 shares                                   (35,000)
                                                                             -----------
      TOTAL STOCKHOLDERS' EQUITY                                               1,134,108
                                                                             -----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $ 4,240,136
                                                                             ===========

    The accompanying (unaudited) notes are an integral part of these condensed financial statements.

                                                                               2

                                                         TOWERSTREAM CORPORATION

                                    UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

--------------------------------------------------------------------------------

                                                                              Nine Months Ended
                                                                        -----------------------------
                                                                        September 30,   September 30,
                                                                            2006            2005
                                                                        -------------   -------------

Revenues                                                                $  4,732,678    $  3,995,550
                                                                        ------------    ------------
Operating Expenses
   Cost of revenues (exclusive of depreciation of $876,792 and
   $686,908, respectively, shown separately below)                         1,246,482       1,080,937
   Depreciation                                                              876,792         686,908
   Customer support services                                                 406,643         315,219
   Selling, general and administrative expenses (includes stock-based
   compensation expense of $61,298 in 2006)                                2,384,145       2,334,246
                                                                        ------------    ------------
      TOTAL OPERATING EXPENSES                                             4,914,062       4,417,311
                                                                        ------------    ------------
      OPERATING LOSS                                                        (181,384)       (421,761)
                                                                        ------------    ------------
Other Expense/(Income)
   Interest expense, net                                                     169,853         157,221
   Gain on extinguishment of debt                                           (114,339)             --
                                                                        ------------    ------------
      TOTAL OTHER EXPENSE                                                     55,514         157,221
                                                                        ------------    ------------
      NET LOSS                                                          $   (236,898)   $   (578,982)
                                                                        ============    ============
Net loss per common share - basic and diluted                           $      (0.01)   $      (0.03)
                                                                        ============    ============
Weighted average common shares outstanding                                21,245,717      20,689,729
                                                                        ============    ============

   The accompanying (unaudited) notes are an integral part of these condensed financial statements.

                                                                               3

                                                         TOWERSTREAM CORPORATION

                           UNAUDITED CONDENSED STATEMENT OF STOCKHOLDERS' EQUITY

                                    For the Nine Months Ended September 30, 2006
--------------------------------------------------------------------------------

                                              Common Stock      Treasury Stock   Additional
                                                                                   Paid-in   Accumulated
                                            Shares     Amount  Shares   Amount     Capital     Deficit        Total
                                          --------------------------------------------------------------------------

Balance as of January 1, 2006             21,070,310  $21,070  32,000  ($35,000) $8,491,455  ($7,401,470) $1,076,055
Issuance of common stock upon conversion
of notes payable                             266,667      267                       233,386                  233,653
Amortization of deferred compensation
expense                                                                              61,298                   61,298
Net Loss                                                                                        (236,898)   (236,898)
                                          ----------  -------  ------  --------  ----------  -----------  ----------
Balance at September 30, 2006             21,336,977  $21,337  32,000  ($35,000) $8,786,139  ($7,638,368) $1,134,108
                                          ==========  =======  ======  ========  ==========  ===========  ==========

   The accompanying (unaudited) notes are an integral part of these condensed financial statements.

                                                                               4

                                                         TOWERSTREAM CORPORATION

                                    UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                     Nine Months Ended
                                                               -----------------------------
                                                               September 30,   September 30,
                                                                   2006            2005
                                                               -------------   -------------

CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
Net loss                                                         $(236,898)      $ (578,982)
   Adjustments to reconcile net loss to net cash provided by
      operating activities:
      Provision for doubtful accounts receivable                    65,983           41,554
      Depreciation                                                 876,792          686,908
      Employee stock-based compensation                             61,298               --
   Changes in operating assets and liabilities:
      Accounts receivable                                          (64,976)         (64,378)
      Advances, net to officers                                     35,533              250
      Prepaid expenses and other current assets                    (10,565)         (13,222)
      Bank overdraft                                                    --          (29,407)
      Accounts payable and accrued expenses                        (12,956)         467,017
      Deferred compensation                                         55,000          (23,000)
      Deferred revenues                                            (66,195)          89,624
                                                                 ---------       ----------
      TOTAL ADJUSTMENTS                                            889,914        1,155,346
                                                                 ---------       ----------
      NET CASH PROVIDED BY OPERATING ACTIVITIES                    703,016          576,364
                                                                 ---------       ----------
CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
   Capital expenditures                                           (734,560)        (986,075)
   Additional security deposits                                         --           (8,500)
                                                                 ---------       ----------
      NET CASH USED IN INVESTING ACTIVITIES                       (734,560)        (994,575)
                                                                 ---------       ----------
CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
   Proceeds from notes payable, stockholders                       575,000         (150,000)
   Repayment of notes payable, stockholders                        (86,935)         220,120
   Additional capital lease obligations                             63,603            4,850
   Principal repayments of long-term debt                         (317,533)        (144,571)
   Proceeds from sales of common stock                                  --          984,306
                                                                 ---------       ----------
      NET CASH PROVIDED BY FINANCING ATIVITIES                     234,135          914,705
                                                                 ---------       ----------
      NET INCREASE IN CASH                                         202,590          496,493

CASH - BEGINNING OF PERIOD                                         203,050               --
--------------------------                                       ---------       ----------
CASH - END OF PERIOD                                             $ 405,640       $  496,493
--------------------                                             =========       ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
-------------------------------------------------
   Cash paid during the period for:
      Interest                                                   $ 170,505       $  159,091
                                                                 =========       ==========
   Non-cash investing and financing activities:
      Conversion of deferred compensation into notes payable     $      --       $  195,312
      Conversion of notes payable into common stock              $ 233,653       $   59,306

   The accompanying (unaudited) notes are an integral part of these condensed financial statements.

                                                                               5

                                                         TOWERSTREAM CORPORATION

                             (UNAUDITED) NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 1 - Basis of Presentation
         ---------------------
The accompanying condensed financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the
United States of America for interim financial information. They should be read in conjunction with the financial statements and related notes to the financial statements of Towerstream Corporation (the "Company") included elsewhere in this
Form 8-K. The September 30, 2006 unaudited condensed interim financial statements have been prepared pursuant to the rules and regulations of the
Securities and Exchange Commission ("SEC"). Certain information and note disclosures normally included in the annual financial statements haven been condensed or omitted pursuant to those rules and regulations, although the
Company's management believes the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair statement of the result of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.

Note 2 - Organization and Nature of Business
         -----------------------------------
TowerStream Corporation (herein after referred to as the "Company") was formed on December 17, 1999 and was incorporated in Delaware. The Company operates as a
Sub Chapter S corporation with its corporate headquarters located in Rhode
Island.

The Company is a fixed wireless broadband provider. The Company serves several major U.S. markets including: Los Angeles, San Francisco, New York City,
Chicago, Boston, Providence and Newport, Rhode Island.

Note 3 - Summary of Significant Accounting Policies
         ------------------------------------------
Revenue Recognition
-------------------
Revenues are recognized at the time access to the Company's internet services is made available to its customers. Contractual arrangements range from one to three years. Deferred revenues are recognized as a liability when billings are received in advance of the date when revenues are earned. Company revenue arrangements with multiple deliverables under Emerging Issues Task Force Issue
("EITF") No. 00-21 are deemed to be immaterial.

Stock-Based Compensation
------------------------
Effective January 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards ("SFAS") No. 123
(Revised 2004), "Share-Based Payment," ("SFAS 123(R)"), using the modified-prospective-transition method. For the nine months ended September 30,
2006, the Company recognized $61,298, of stock compensation expense. As of
September 30, 2006, there was $82,687 of total unrecognized compensation cost related to non-vested stock-based compensation arrangements granted. The deferred compensation is expected to be recognized over a weighted-average period of 1.7 years.

Prior to January 1, 2006, the Company's stock-based employee compensation plans were accounted for under the recognition and measurement provisions of
Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued
to Employees" ("APB 25"), and related Interpretations, as permitted by

                                                                               6

                                                         TOWERSTREAM CORPORATION

                             (UNAUDITED) NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 3 - Summary of Significant Accounting Policies, continued
         -----------------------------------------------------
financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for
Stock-Based Compensation," ("SFAS 123").

For the nine months ended September 30, 2005, as was permitted under SFAS No.
148, "Accounting for Stock-Based Compensation - Transition and Disclosure,"
which amended SFAS No. 123, "Accounting for Stock-Based Compensation," the
Company elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by APB No. 25,
"Accounting for Stock Issued to Employees," and related interpretations including FASB Interpretation No. 44, "Accounting for Certain Transactions
Involving Stock Compensation, an interpretation of APB No. 25." The following table illustrates the effect on net loss per share as if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation for the nine months ended September 30, 2005:

                                                             Nine Months Ended
                                                            September 30, 2005
     -------------------------------------------------------------------------
     Loss from operations                                       $  (578,982)
     Add:  Stock-based employee compensation as
        determined under the intrinsic value based method
        and included in the statement of operations                      --
     Deduct: Stock-based employee compensation as
        determined under fair value based method                   (423,799)
     -----------------------------------------------------------------------
     Pro forma loss from operations                             $(1,002,761)
     =======================================================================

     Amounts per share of common stock:
     Loss from continuing operations - Basic and diluted:       $      (.05)
                                                                ===========
        As reported                                             $      (.03)
                                                                ===========

The assumptions used during the nine months ended September 30, 2006 were as follows:
                 ---------------------------------------
                 Risk free interest rate   4.74% - 5.09%
                 Expected Dividend Yield        --
                 Expected Lives              10 years
                 Expected Volatility           40.7%

A summary of the status of the Company's non-vested shares as of September 30,
2006 and changes during the nine months ended September 30, 2006 is presented as follows:

                                                                               7

                                                         TOWERSTREAM CORPORATION

                             (UNAUDITED) NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 3 - Summary of Significant Accounting Policies, continued
         -----------------------------------------------------
                                                Weighted Average
                                                   Grant-Date
                                      Shares       Fair Value
----------------------------------------------------------------
Non-vested-beginning of period
   12/31/05                           289,917         $0.39
Granted                                95,000          0.51
Vested                               (169,958)         0.36
Forfeited/Expired                     (37,792)         0.46
-----------------------------------------------------------
Non-vested-end of period 9/30//06     177,167         $0.47
===========================================================

As of September 30, 2006, there remains approximately $83,000 of deferred compensation costs related to the foregoing non-vested shares which will be expensed over a weighted average period of 1.7 years.

Basic and Diluted Loss Per Share
--------------------------------
Net loss per share is computed in accordance with Statement of Financial
Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). SFAS No. 128 requires the presentation of both basic and diluted earnings per share.

Basic net loss per common share is computed using the weighted average number of common shares outstanding during the period. Diluted loss per share reflects the potential dilution that could occur through the potential effect of common shares issuable upon the exercise of stock options, warrants and convertible securities. The calculation assumes (i) the exercise of stock options and warrants based on the treasury stock method; and (ii) the conversion of convertible preferred stock only if an entity records earnings from continuing operations, as such adjustments would otherwise be anti-dilutive to earnings per share from continuing operations. As a result of the Company recording a loss during each of the nine months ended September 30 2006 and 2005, the average number of common shares used in the calculation of basic and diluted loss per share is identical and has not been adjusted for the effects of 3,892,500 and
3,754,000 potential common shares from unexercised stock options and warrants for each of the nine months ended September 30, 2006 and 2005, respectively, or for the potential issuance of 999,283 and 650,657 shares convertible under stockholders' notes at September 30, 2006 and 2005, respectively. Such potential common shares may dilute earnings per share in the future.

Note 4 - Revolving Note, Stockholder
         ---------------------------
The Company has a $250,000 secured revolving note with a trust, which is also a stockholder in the Company. The note provides for revolving credit through April
2006. The note is due on demand and bears interest at 10% per annum. This note was repaid in its entirety on October 1, 2006 (see Note 12).

                                                                               8

                                                         TOWERSTREAM CORPORATION

                             (UNAUDITED) NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 5 - Notes Payable, Stockholders
         ---------------------------
On January 12, 2006, the Company borrowed an additional $250,000 under a demand note from an officer who is also a stockholder. The note is unsecured, payable in monthly installments of interest only computed at 10% per annum. The note matures sixty days after payee demand. Proceeds of the note were used to pay-off approximately $244,000 of certain equipment financing notes, prior to their maturity dates. The early extinguishment of debt resulted in a gain of approximately $114,000.

On July 12, 2006, the Company borrowed an additional $50,000 under a demand note from an officer who is also a stockholder. The note is unsecured, payable in monthly installments of interest only computed at 10% per annum. The note matures sixty days after payee demand. Proceeds of the note were used for general working capital purposes.

On September 30, 2006, the Company borrowed an additional $150,000 under a demand note from an officer who is also a stockholder. The note is secured by the assets of the Company, payable in monthly installments of interest only computed at 10% per annum. The note matures sixty days after payee demand.
Proceeds of the note were used for general working capital purposes.

On September 30, 2006, the Company borrowed an additional $125,000 under a demand note from an officer who is also a stockholder. The note is secured by the assets of the Company, payable in monthly installments of interest only computed at 10% per annum. The note matures sixty days after payee demand.
Proceeds of the note were used for general working capital purposes.

As of September 30, 2006, aggregate maturities of notes payable, stockholders due in future years are as follows:

               Year ending December 31,
               -------------------------------------
               2006                       $1,354,709
               2007                          272,611
               2008                           74,400
                                          ----------
                                          $1,701,720
                                          ==========

Note 6 - Capital Leases
         --------------
The Company is the lessee of network base station equipment under various capital leases expiring in 2008. The assets and liabilities under capital leases are recorded at the fair market value of the assets. The assets are depreciated over the lease term, which approximates their useful lives, using the straight-line method. Depreciation of assets under capital leases charged to expense in 2006 was approximately $36,000.

                                                                               9

                                                         TOWERSTREAM CORPORATION

                             (UNAUDITED) NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 6 - Capital Leases, continued
         -------------------------
Property held under capital leases as of September 30, 2006 consists of the following:

                  Network base station equipment   $158,143
                  Less accumulated depreciation     (50,632)
                                                   --------
                                                   $107,512
                                                   ========

As of September 30, 2006, the minimum future lease payments under these capital leases are:

               Year ending December 31,
               ------------------------
               2006 (three months)                         $ 16,636
               2007                                          66,542
               2008                                          40,432
               2009                                          14,095
                                                           --------
                     Total minimum lease payments           137,705
               Less amount representing imputed interest    (26,162)
                                                           --------
                  Present value of minimum capital lease
                     payments                              $111,543
                                                           ========

Note 7 - Property and Equipment, net
         ---------------------------
As of September 30, 2006, the Company's property and equipment, net is comprised of:

               Network and base station equipment   $3,761,913
               Customer premise equipment            2,981,811
               Furniture, fixtures and equipment       185,151
               Computer equipment                      176,926
               System Software                         135,209
                                                    ----------
                                                     7,241,009
               Less accumulated depreciation         3,662,726
                                                    ----------
                                                    $3,578,282
                                                    ==========

Depreciation expense for the nine months ended September 30, 2006 and 2005 was
$876,792 and $686,908, respectively.

Note 8 - Stock Option Plan
         -----------------
During the nine month period ended September 30, 2006, the Board of Directors issued 95,000 incentive stock options to employees under the 2000 Plan at an exercise price of $1.00, the estimated market price of the common stock on the date of the issuance.

                                                                              10

                                                         TOWERSTREAM CORPORATION

                             (UNAUDITED) NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 8 - Stock Option Plan, continued
         ----------------------------
A summary of the status of the 2000 Plan and changes are as follows:

     Options outstanding, January 1, 2006                                    2,116,000
     Granted                                                                    95,000
     Expired/Forfeited                                                        (157,500)
                                                                            ----------
     Options outstanding, September 30, 2006                                 2,053,500
                                                                            ----------
     Options exercisable - September 30, 2006                                1,768,333
                                                                            ----------
     Weighted average fair value of the options granted during the period   $     0.51
                                                                            ----------
     Weighted average remaining contractual life of options outstanding
        - September 30, 2006                                                7.42 Years
                                                                            ==========

The options were given to employees at exercisable prices ranging from $0.55 to
$1.00 per common share expiring at various periods through December 2016.

Note 9 - Common Stock
         ------------
On March 30, 2006, two equipment finance notes in the principal amounts of
$90,737 and $100,000 and related accrued interest of $42,916 were converted into
266,667 shares of common stock of the Company at the option of the debtor.

Note 10 - Deferred Compensation
          ---------------------
On January 1, 2005, the Company entered into a deferred compensation agreement with another officer, who is also a stockholder. The officer agreed to defer
$125,000 of his salary for 2005 and $45,000 of his salary for 2006. The agreement allows for the accrual of interest at 10% compounded monthly. The amount deferred is due and payable upon either 1) the change of control of the
Company's voting stock or sale of substantially all the assets of the Company;
2) December 31, 2006; or 3) an earlier date if so elected by the Board of
Directors. The officer has the right to convert the deferred compensation costs into shares of common stock at $1.00 per share. Interest accrued but not paid as of September 30, 2006 was $18,385.

                                                                              11

                                                         TOWERSTREAM CORPORATION

                             (UNAUDITED) NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 11 - Commitments
          -----------
Lease Obligations:

The Company leases roof top rights, cellular towers and office space under various non-cancelable agreements expiring through December 2019. As of
September 30, 2006, the total future lease payments are as follows:

                    Year ending December 31,
                    ------------------------
                       2006                    $  267,069
                       2007                       698,700
                       2008                       529,700
                       2009                       441,600
                       2010                       385,300
                       Thereafter                 892,100
                                               ----------
                                               $3,214,469
                                               ==========

Rent expense for the nine months ended September 30, 2006 and 2005 totaled approximately $556,000 and $515,000, respectively.

On August 26, 2006 the Company entered into a License Purchase Agreement for certain spectrum in southern Florida. The purchase price is comprised of five annual cash payments of $50,000 plus 100,000 shares of Towerstream stock. The first payment of $50,000 and the 100,000 shares are to be issued upon FCC approval of the transfer of the license (see Note 12).

Note 12 - Subsequent Events
          -----------------
a) On October 1, 2006 the Company repaid in full and terminated its $250,000 revolving credit facility with a trust, who is also a stockholder.

b) On October 1, 2006 the Board of Directors issued 45,000 incentive stock options to employees under the 2000 Plan at an exercise price of $1.00, the estimated market price of the common stock on the date of issuance.

c) On October 24, 2006 the Board of Directors issued 50,000 incentive stock options to a director under the 2000 Plan at an exercise price of $1.00, the estimated market price of the common stock on the date of issuance.

                                                                              12

                                                         TOWERSTREAM CORPORATION

                             (UNAUDITED) NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 12 - Subsequent Events, continued
          ----------------------------
d) On November 2, 2006, an individual loaned the Company $250,000. The note is unsecured, bears interest at 6% per annum, and all principal and accrued interest is due on April 23, 2007. Subsequent to November 2, 2006, the
individual provided Towerstream with consulting services. As consideration therefore, on January 4, 2007, Towerstream amended and restated the note in order to make such note convertible into shares of common stock of the Company immediately following the Merger at a conversion price of $1.60 per share.

e) On November 21, 2006 the Company received FCC approval on that certain southern Florida spectrum license transfer. Accordingly, the Company issued
100,000 shares of Towerstream stock and made its first installment payment of
$50,000 on said date.

f) On November 30, 2006 the Company entered into an Asset Purchase Agreement to purchase a fixed wireless network in Seattle, WA. The purchase included fixed wireless equipment and related assets at five points of presence, as well as, the assumption of certain operating leases at those locations. No customer contracts were purchased or assumed in the transaction. In total, assets with a
Net Book Value of $236,000 were acquired for a purchase price of $200,000 in cash.

g) On December 28, 2006, the Company entered into a capital lease arrangement for equipment. The assets and liabilities under these capital leases shall be recorded at the fair market value of the assets which aggregate approximately
$37,000. The lease terms require monthly rental payments of approximately $1,247 over the lease term of three years, which approximates their estimated useful lives.

h) On January 4, 2007, certain stockholders collectively transferred an aggregate of $1,616,753 in outstanding promissory notes and other payables due from Towerstream to a group of third party investors. In connection with these note transfers, Towerstream issued a new promissory note of approximately $1.6 million and cancelled the aforementioned obligations. As part of the arrangement, Towerstream granted to the investors the right to automatically convert the note into shares of common stock of a publicly traded shell company
(University Girls Calendar, Ltd. "UGC") into which Towerstream was merged (see i below) at a conversion price of $1.50 per share. The note has a maturity date of
January 4, 2008 with interest at the rate of 10% per annum. In conjunction with the above transaction, the Company will record a charge of approximately
$460,000 for the beneficial conversion feature granted to the holders of approximately $924,000 of the stockholders' notes at $1.50 per share which did not originally have conversion rights and were converted into shares of common stock upon such merger. In addition, a stockholder with a $250,000 convertible note exercised his right to convert the note into shares of common stock at
$1.43 per share in conjunction with the merger.

i) On January 12, 2007, Towerstream merged into a newly formed subsidiary of
UGC. In connection with the merger 1,900,000 of UGC common shares will remain outstanding and all other shares of UGC outstanding were cancelled. Also, in connection with the merger, UGC issued 15,000,000 shares of its common stock for all the outstanding common stock of Towerstream. As a result of the transaction, the former owners of Towerstream became the controlling stockholders of UGC and
UGC changed its name to Towerstream Corporation. Accordingly, the merger of
Towerstream and UGC (the "Merger") is a reverse merger that has been accounted for as a recapitalization of Towerstream.

                                                                              13

                                                         TOWERSTREAM CORPORATION

                             (UNAUDITED) NOTES TO CONDENSED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note 12 - Subsequent Events, continued
          ----------------------------
j) Concurrent with the Merger, UGC sold 5,110,056 shares of common stock for gross proceeds of $11,497,625 (at $2.25 per share). In addition, these investors received warrants to purchase 2,555,028 shares of common stock for a period of five years at an exercise price of $4.50 per share, collectively (the "Private
Placement"). In connection with the Private Placement, UGC incurred placement agent fees totaling approximately $446,400, and issued 140,917 warrants with an estimated fair value of approximately $77,000 to the placement agent at an exercise price of $4.50 per share for a period of five years. In addition, UGC incurred other professional fees and expenses totaling approximately $522,300 in connection with the Merger.

k) On January 18, 2007, UGC sold $3,500,000 of senior convertible debentures
(the "Debentures"). The Debentures require quarterly interest only payments of
8% per annum and mature on December 31, 2009. The Debentures are convertible into shares of common stock of UGC at $2.75 per share subject to limitations as defined and registration rights. In addition, holders of the Debentures received warrants to purchase 636,364 shares of common stock at an exercise price of
$4.00 per share and warrants to purchase 636,364 shares of common stock at an exercise price of $6.00 per share, for a period of five years. In conjunction with these warrants, the Company will record an additional debt discount of approximately $527,000.

In connection with the Debentures, UGC incurred placement agent fees totaling approximately $140,000, and issued 63,634 warrants with an estimated fair value of $34,750 to the placement agent at an exercise price of $4.50 per share for a period of five years.

In conjunction with the merger, on January 12, 2007 Towerstream Corporation, formerly UGC, adopted the 2007 Equity Compensation Plan (the "2007 Plan"). The
Plan provides a means for our Company to award specific equity-based benefits to officers and other employees, consultants and directors, of our Company and our related companies and to encourage them to exercise their best efforts to enhance the growth of our Company and our related companies. Under the Merger agreement all options and warrants and their respective rights and obligations, that were outstanding prior to the merger were transferred into the 2007 Plan and totaled 2,645,062. The total number of shares of Common Stock that can be delivered under the 2007 Plan is 3,200,000. As of January 12, 2007, the date of the Merger, 554,938 shares remained available for issuance pursuant to the Plan.
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